EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-233875, 333-264138 and 333-268999) and Form S-8 (Nos. 333-222660, 333-256685, 333-271776) of Nine Energy Service, Inc. of our report dated March 7, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
March 7, 2024